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                                  EXHIBIT 23(b)

                        CONSENT OF BEARD & COMPANY, INC.



     We hereby consent to the use in this Registration Statement (Form S-3) pertaining to the Community Independent Bank, Inc., Stockholder Dividend Reinvestment and Stock Purchase Plan of our report, dated January 22, 1999, relating to the consolidated financial statements of Community Independent Bank, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1998.



                                                 /s/ BEARD & COMPANY, INC.

                                                     BEARD & COMPANY, INC.


Reading, Pennsylvania
June 21, 1999